As filed with the Securities and Exchange Commission on February 27, 2003
                                                          Registration No. 333-

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                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

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                              MOODY'S CORPORATION
            (Exact name of Registrant as specified in its charter)


        Delaware                                               13-3998945
(State or other jurisdiction                               (I.R.S. Employer
    of incorporation or                                  Identification Number)
       organization)

                              Moody's Corporation
                               99 Church Street
                           New York, New York 10007
   (Address, including zip code, of Registrant's principal executive office)

     1998 Moody's Corporation Non-Employee Directors' Stock Incentive Plan
              (as amended and restated as of April 23, 2001) and
         2001 Moody's Corporation Key Employees' Stock Incentive Plan
                           (Full title of the Plan)

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                             John J. Goggins, Esq.
                   Senior Vice President and General Counsel
                              Moody's Corporation
                               99 Church Street
                           New York, New York 10007
                                (212) 553-0300

          (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                  Copies to:

                            Richard A. Garvey, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                         New York, New York 10017-3954
                                (212) 455-2000

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
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------- ---------------- --------------- ----------------- --------------

                                                                        Proposed
                                                                        Maximum
                                                                        Offering      Proposed Maximum    Amount of
                                                    Amount to be        Price Per        Aggregate      Registration
  Title of Securities to be Registered               Registered         Share          Offering Price        Fee
--------------------------------------------------- ---------------- --------------- ------------------ -------------

Common Stock, $0.01 par value per share(a)(b)..        6,000,000       $ 42.03(c)    $252,180,000 (c)   $20,401.37(c)
--------------------------------------------------- ---------------- -------------- ------------------- -------------

(a) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.
(b)   The shares are issuable pursuant to the respective Plans as follows:
      1998 Moody's Corporation Non-Employee Directors' Stock Incentive Plan (as amended and restated as of April 23, 2001) - 200,000 shares; 2001 Moody's Corporation Key Employees' Stock Incentive Plan - 5,800,000 shares.

(c) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on February 25, 2003

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by Moody's Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration
Statement:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

(b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarter ending March 31, 2002, June 30, 2002 and September 30, 2002.

(c) The Company's Current Reports on Form 8-K filed on February 22, 2002, April 22, 2002 and amended on June 26, 2002.

(d) The Company's Annual Report relating to Employee Plans on Form 11-K for the fiscal year ended December 31, 2001

(e) The description of the Company's capital stock contained in the Registration Statement on Form 10/A-2 filed on September 11, 2000.

(f) The description of the Company's Preferred Share Purchase Rights contained in the Company's Current Report on Form 8-K dated September 29, 2000.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not required.

Item 5. Interests of Named Experts and Counsel

     John J. Goggins, Esq., Senior Vice President and General Counsel of the Company, has rendered an opinion as to the validity of the Common Stock offered hereby. Mr. Goggins owns Common Stock and holds options to purchase Common Stock.

Item 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     The Company's Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Company's Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

     The indemnification rights conferred by the Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following exhibits are filed as part of this Registration Statement:

     4.1        Restated Certificate of Incorporation of the
                Company, as amended, effective June 30, 1998 and as further amended effective October 1, 2000 (incorporated herein by reference to Exhibit 3.1 to the Company's Curent Report on Form 8-K filed on October 4, 2000

     4.2 Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10 filed on June 18, 1998)

     4.3 The Amended and Restated Rights Agreement, dated as of September 27, 2000, between the Company and EquiServe Trust Company, N.A. (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on September 29, 2000)

     5          Opinion of John J. Goggins, Esq., Senior Vice President and
                General Counsel

     23.1       Consent of PricewaterhouseCoopers LLP

     23.2       Consent of John J. Goggins (included in Exhibit 5)

     24         Power of Attorney

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of the Profit Participation Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 25th day of February, 2003.

                                        MOODY'S CORPORATION
                                            (Registrant)


                                        By:  /s/ John J. Goggins
                                            --------------------------------
                                             John J. Goggins
                                             Senior Vice President and General
                                               Counsel


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


    Signature                 Title                                Date

/s/ John Rutherfurd, Jr.      President, Chief Executive      February 25, 2003
-------------------------     Officer and Director
     John Rutherfurd, Jr.     (principal executive officer)

/s/ Jeanne Dering             Senior Vice President and       February 25, 2003
-------------------------     Chief Financial Officer
     Jeanne Dering            (principal financial officer)

/s/ Charles R. Bruschi        Vice President and Corporate    February 25, 2003
-------------------------     Controller (principal
     Charles R. Bruschi       accounting officer)

/s/ Hall Adams, Jr.           Director                        February 25, 2003
-------------------------
      Hall Adams, Jr.

/s/ Clifford L.Alexander,Jr.  Director                        February 25, 2003
-------------------------
     Clifford L.Alexander, Jr.

/s/ Mary Johnston Evans       Director                        February 25, 2003
--------------------------
      Mary Johnston Evans


/s/ Robert R. Glauber         Director                        February 25, 2003
--------------------------
      Robert R. Glauber

/s/ Connie Mack               Director                        February 25, 2003
 -------------------------
      Connie Mack

/s/ Henry A. McKinnell, Jr.   Director                        February 25, 2003
--------------------------
      Henry A. McKinnell, Jr.

                              INDEX TO EXHIBITS


Exhibit                          Description
Number

4.1 Restated Certificate of Incorporation of the Company, as amended, effective June 30, 1998 and as further amended effective October 1, 2000 (incorporated herein by reference to Exhibit
             3.1 to the Company's Current Report on Form 8-K filed on
             October 4, 2000)

4.2 Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10 filed on June 18, 1998)

4.3 The Amended and Restated Rights Agreement, dated as of September 27, 2000, between the Company and EquiServe Trust Company, N.A. (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on September 29, 2000)

5            Opinion of John J. Goggins, Senior Vice President and General
             Counsel

23.1         Consent of PricewaterhouseCoopers LLP

23.2         Consent of John J. Goggins (included in Exhibit 5)

24           Power of Attorney